CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------


To the Board of Directors
  International Test Systems, Inc.
  San Antonio, Texas

We hereby consent to the incorporation by reference in this Form SB-1 Registration Statement of our report dated February 11, 2003 relating to the consolidated financial statements of International Test Systems, Inc. for the years ended December 31, 2002 and 2001 appearing herein.

August 11, 2003

/s/ Malone & Bailey, PLLC
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Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas

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